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                                   EXHIBIT 4.3


Listing of E. Khashoggi Industries, LLC employees/consultants that have executed individual stock option agreements with E. Khashoggi Industries, LLC, see Form of 1994 Stock Option Agreement and Amendment at Exhibit 4.2.


1.  Per J. Andersen

2.  Lori Claridge-Bowles

3.  Deborah L. Brown

4.  Bruce Christensen

5.  David Dellinger

6.  Patricia A. Fredlund

7.  John Gritt

8.  Mark A. Hyatt

9.  Allen R. Jensen

10. Amitabha Kumar

11. Sandeep Kumar

12. Jan P.A. Loflander

13. Julanne Lum

14. Denise S. Miller

15. Shaode Ong

16. Robert T. Peterson

17. Randall A. Smith

18. Gary Stevens

19. Kristopher R. Turner